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                                                                     Exhibit 4.1

                           DATA CRITICAL CORPORATION

                AMENDMENT TO PREFERRED SHARES RIGHTS AGREEMENT

     This Amendment to Preferred Shares Rights Agreement (this "Amendment") is made as of the 19th day of July, 2001 by and between Data Critical Corporation, a Delaware corporation (the "Company") and Mellon Investor Services LLC, formerly known as ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").

                                    RECITALS
                                    --------

     WHEREAS, the Company and the Rights Agent are parties to that certain Preferred Shares Rights Agreement dated as of June 15, 2000 (the "Agreement"). Any capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the parties wish to amend the Agreement as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1 of the Agreement is hereby amended by inserting the following sentence at the end of Section 1(m), which is the definition of "Person" under the Agreement:

          "Notwithstanding the foregoing, for all purposes under this Agreement, the term "Person" shall not include General Electric Company, a New York corporation ("GE") or any Affiliates of GE."

     2. Each party represents and warrants to the other party that it has full power and authority to execute and deliver this Amendment and to perform the transactions contemplated hereunder.

     3. The terms and provisions of the Agreement, as amended hereby, shall remain in full force and effect. All references to the "Agreement" contained therein shall mean the Agreement, as amended by this Amendment.

     4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.
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     IN WITNESS WHEREOF, each of the Company and the Rights Agent has caused this Amendment to be signed by their respective officers duly authorized as of the date first written above.

                                    DATA CRITICAL CORPORATION


                                    By: /s/ Richard L. Earnest
                                        ---------------------------
                                    Name: Richard L. Earnest
                                    Title: Chief Executive Officer


                                    MELLON INVESTOR SERVICES LLC


                                    By: /s/ Joseph S. Campbell
                                        ---------------------------
                                    Name: Joseph S. Campbell
                                    Title: Assistant Vice President

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